                                                           Exhibit No. EX-99.d.1

                          INVESTMENT ADVISORY AGREEMENT

                                 ASSETMARK FUNDS

     AGREEMENT  made this 20th day of October,  2006,  by and between  AssetMark
Funds,  a Delaware  statutory  trust (the  "Trust"),  and  AssetMark  Investment
Services, Inc., a California corporation (the "Advisor").

     WHEREAS, the Trust is an open-end management  investment company registered under the  Investment  Company Act of 1940, as amended (the "1940 Act"),  and is authorized to create, and currently consists of, separate series of shares, each representing  interests in a separate portfolio of investments managed according to its own investment objectives and policies; and

     WHEREAS,  the  Advisor  is  a  registered   investment  adviser  under  the
Investment  Advisers  Act of 1940,  as amended,  and engages in the  business of providing investment management services; and

     WHEREAS,  the Trust  desires  to retain the  Advisor  to render  investment management  services  with respect to the series listed on Schedule A, as may be amended  from time to time,  attached  hereto and made a part of this  Agreement
(each a "Fund" and  collectively  the  "Funds"),  and the  Advisor is willing to render such services on the following terms and conditions.

     NOW,  THEREFORE,  in consideration  of mutual covenants  recited below, the parties agree as follows:

1.   DUTIES OF THE TRUST.

     (a)  The  Trust,  except  as  otherwise  provided  in  this  Agreement,  is responsible  for  conducting  its own business and affairs and for all necessary and incidental  expenses and salaries  including,  but not limited to, the costs incurred in: the maintenance of its corporate existence;  the maintenance of its own books,  records  and  procedures;  dealing  with its own  shareholders;  the payment of dividends;  transfer of stock,  including  issuance,  redemption  and repurchase of shares; preparation of share certificates;  preparation and filing of such  forms as may be  required  by the  various  jurisdictions  in which the
Trust's  shares may be sold;  preparation,  printing  and mailing of reports and
notices  to  shareholders;   calling  and  holding  of  shareholders'  meetings;
miscellaneous office expenses; brokerage commissions;  custodian fees; legal and accounting fees; taxes, and state and federal registration fees.

     (b) In the conduct of the  respective  businesses of the parties and in the performance of this  Agreement,  the Trust and the Advisor may share  facilities common to each, with appropriate proration of expenses between them.

     (c) To the extent the Advisor  incurs any costs by assuming  expenses  that are an  obligation of the Trust as set forth  herein,  the Trust shall  promptly reimburse  the  Advisor  for such costs and  expenses,  except to the extent the
Advisor has otherwise  agreed to bear such expenses.  To the extent the services for  which the Trust is  obligated  to pay are  performed  by the  Advisor,  the
Advisor  shall be  entitled  to  recover  from the  Trust to the  extent  of the
Advisor's actual costs for providing such services.

2.   DUTIES OF THE ADVISOR.

     (a) The Trust employs the Advisor  generally to manage the  investment  and reinvestment of the assets of the Funds.  In so doing,  the Advisor may hire one or more  sub-advisors  for each Fund to carry out the investment  program of the
Fund(s) (subject to the approval of the Trust's Board of Trustees and, except as otherwise  permitted  under the terms of any  exemptive  relief  obtained by the
Advisor  from  the  U.S.  Securities  and  Exchange  Commission,  or by  rule or regulation,  a majority of the  outstanding  voting  securities  of any affected
Fund(s)).  To the extent that the  Advisor  does hire any  sub-advisor,  it will thereafter continuously review, supervise and (where appropriate) administer the investment program of the Fund(s).

     (b) The Advisor will provide,  or direct any  sub-advisor to provide to the
Administrator and the Trust records concerning the Advisor's and sub-advisor(s)'
activities  which the  Trust is  required  to  maintain,  and to render  regular reports to the Administrator and to the Trust's officers and Trustees concerning the Advisor's and sub-advisor(s)' performance of the foregoing responsibilities.
The retention of a  sub-advisor  by the Advisor shall not relieve the Advisor of its responsibilities under this Agreement.

     (c) The Advisor shall discharge the foregoing  responsibilities  subject to the control of the Board of Trustees  of the Trust and in  compliance  with such policies as the Trustees may from time to time establish, and in compliance with the  objectives,  policies,  and limitations for each such Fund set forth in the
Trust's prospectus and statement of additional information, as amended from time to time (referred to collectively as the "Prospectus"),  and applicable laws and regulations. The Trust will furnish the Advisor from time to time with copies of all amendments or supplements to the Prospectus, if any.

     (d) The Advisor accepts such employment and agrees, at its own expense,  to render the services and to provide the office space,  furnishings  and equipment and the personnel  (including  any  sub-advisors)  required by it to perform the services on the terms and for the compensation provided herein. The Advisor will not, however, pay for the cost of securities, commodities, and other investments
(including  brokerage   commissions  and  other  transaction  charges,  if  any)
purchased or sold for the Trust.

3.   DELIVERY OF DOCUMENTS.

     (a) The Trust has  furnished  Advisor  with copies  properly  certified  or authenticated  of each of the  following  and will  furnish any  amendments  and restatements as they are effected.:

     (i)  The Trust's  Agreement  and  Declaration  of Trust,  as filed with the
          Secretary of State of Delaware  (such  Agreement  and  Declaration  of
          Trust,  as  presently  in effect  and as it shall from time to time be amended, is herein called the "Declaration of Trust");

     (ii) By-Laws of the Trust (such  By-Laws,  as in effect on the date of this
          Agreement  and as amended  from time to time,  are  herein  called the
          "By-Laws");

     (iii) Prospectus(es) of the Fund(s).

     (b) The Advisor has furnished to the Trust, a copy of its Form ADV as filed with the U.S. Securities and Exchange Commission, and will furnish any amendment thereto as it may be effected.

4.   OTHER COVENANTS. The Adviser agrees that it:

     (a) will  comply  with all  applicable  Rules and  Regulations  of the U.S.
Securities and Exchange  Commission and will in addition  conduct its activities under this Agreement in accordance with other applicable law;

     (b) will place or will cause the  sub-advisors  to place orders pursuant to its/their  investment  determinations  for the Fund(s) either  directly with the issuer or with any broker or dealer.  In executing  portfolio  transactions  and selecting  brokers or dealers,  the Advisor will, or will cause the sub-advisors to use its/their best efforts to seek on behalf of a Fund the best overall terms available.  In assessing the best overall terms  available for any  transaction, the Advisor  (or any  sub-advisor)  shall  consider  all  factors  that it deems relevant,  including the breadth of the market in the security, the price of the security,  the financial  condition  and  execution  capability of the broker or dealer, and the reasonableness of the commission,  if any, both for the specific transaction  and on a continuing  basis.  In  evaluating  the best overall terms
available,   and  in  selecting  the   broker-dealer  to  execute  a  particular
transaction the Advisor (or any sub-advisor) may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities
Exchange Act of 1934)  provided to a Fund and/or other  accounts  over which the
Adviser or an affiliate of the Advisor may exercise investment  discretion.  The
Advisor (or any sub-advisor) is authorized, subject to the prior approval of the
Trust's  Board of  Trustees,  to pay to a broker or  dealer  who  provides  such
brokerage  and  research   services  a  commission  for  executing  a  portfolio
transaction  for any of the Funds that is in excess of the amount of  commission another broker or dealer would have charged for effecting that  transaction  if, but only if, the Advisor (or any sub-advisor) determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services  provided  by such  broker  or  dealer  - -  viewed  in  terms  of that particular  transaction or terms of the overall  responsibilities of the Advisor to a Fund. In no instance, however, will any Fund's securities be purchased from or sold to the Advisor,  any sub-advisor  engaged with respect to that Fund, the
Trust's principal underwriter, or any affiliated person of either the Trust, the
Advisor,  and sub-advisor or the principal  underwriter,  acting as principal in the  transaction,  except to the extent  permitted  by the U.S.  Securities  and
Exchange  Commission and the 1940 Act. The Advisor (and any sub-advisor) is also authorized  to enter into  brokerage/service  arrangements  with  broker-dealers whereby  certain  broker-dealers  agree  to pay  all or a  portion  of a  Fund's custodian,  administrative,  transfer agency,  and/or other fees in exchange for such Fund directing certain minimum brokerage amounts to such broker-dealer, if, and only if, the Advisor (or any sub-advisor) determines in good faith that such arrangement was reasonable - viewed in terms of that  particular  transaction or terms of the overall responsibilities of the Advisor (or sub-advisor) to a Fund.

5.   COMPENSATION OF THE ADVISOR.

     (a) For the  services to be rendered by the Advisor as provided in Sections
1 and 2 of this  Agreement,  the Trust shall pay to the Advisor  compensation at the  rate(s)  specified  in  Schedule  A, as may be  amended  from time to time, attached hereto and made a part of this Agreement.  Such  compensation  shall be paid to the Advisor at the end of each month and  calculated by applying a daily rate to the assets of each of the Funds, based on the annual percentage rates as specified  in the  attached  Schedule  A. The fee shall be based on the  average daily net assets for the month involved.

     (b) Any  advisory  fees which may be charged by  sub-advisors  hired by the
Advisor are the sole obligation of the Advisor, and not of the Trust.

     (c) If this Agreement is terminated prior to the end of any calendar month, the  management fee shall be prorated for the portion of any month in which this
Agreement is in effect  according to the proportion which the number of calendar days,  during which the Agreement is in effect,  bears to the number of calendar days in the  month,  and  shall be  payable  within  10 days  after  the date of termination.

     (d) The  Advisor  may  voluntarily  or  contractually  agree to reduce  any portion of the  compensation or  reimbursement of expenses due to it pursuant to this Agreement and may similarly  agree to make payments to limit expenses which are the responsibility of the Trust under this Agreement.  Any such reduction or payment shall be applicable only to such specific reduction or payment and shall not constitute an agreement to reduce any future  compensation or  reimbursement due to the Advisor hereunder or to continue future payments.  Any such reduction will be agreed upon prior to accrual of the  related  expense or fee and will be estimated  daily.  Any fee withheld  shall be  voluntarily  reduced and any Fund expense  paid by the  Advisor  voluntarily  or  pursuant  to an  agreed  expense limitation shall be reimbursed by the Fund to the Advisor in the first,  second, or third (or any  combination  thereof)  fiscal year next  succeeding the fiscal year of the  withholding,  reduction,  or  payment to the  extent  permitted  by applicable law if the aggregate  expenses for the next  succeeding  fiscal year, second fiscal year or third succeeding  fiscal year do not exceed any limitation to which the Advisor has agreed.

6.   EXCESS EXPENSES.

     If the expenses for any Fund for any fiscal year  (including fees and other amounts payable to the Advisor, but excluding interest,  taxes, brokerage costs, litigation,  and other  extraordinary  costs) as calculated  every  business day would  exceed the expense  limitations  imposed on  investment  companies by any applicable  statute or regulatory  authority of any jurisdiction in which Shares are qualified for offer and sale, the Advisor shall bear such excess cost.

     However,  the Advisor will not bear expenses of the Trust or any Fund which would  result in the  Trust's  inability  to qualify as a  regulated  investment company under  provisions of the Internal  Revenue Code.  Payment of expenses by the  Advisor  pursuant  to this  Section 6 shall be settled  on a monthly  basis
(subject to fiscal year end  reconciliation)  by a waiver of the Advisor's  fees provided for  hereunder,  and such waiver shall be treated as a reduction in the purchase price of the Advisor's services.

7.   REPORTS.

     The Trust and the Advisor  agree to furnish to each other,  if  applicable, current  prospectuses,  proxy  statements,  reports to  shareholders,  certified copies of their financial statements,  and such other information with regard to their affairs as each may  reasonably  request.  The Advisor  further  agrees to furnish to the Trust,  if applicable,  the same such  documents and  information pertaining to any sub-advisor as the Trust may reasonably request.

8.   STATUS OF THE ADVISOR.

     The  services of the  Advisor to the Trust are not to be deemed  exclusive, and the Advisor  shall be free to render  similar  services to others so long as its services to the Trust are not impaired thereby.  The Advisor shall be deemed to be an independent  contractor and shall,  unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise  be deemed an agent of the Trust.  To the extent that the  purchase or sale of  securities  or other  investments  of any  issuer  may be deemed by the
Advisor to be suitable  for two or more  accounts  managed by the  Advisor,  the available securities or investments may be allocated in a manner believed by the
Advisor to be equitable to each  account.  It is  recognized  that in some cases this may adversely affect the price paid or received by the Trust or the size or position obtainable for or disposed by the Trust or any Fund.

9.   USE OF ASSETMARK NAME.

     In accordance  with the Agreement and Declaration of Trust of the Trust, in the event that the Advisor ceases to be the Trust's  investment  manager for any reason, the Trust will (unless the Advisor otherwise agrees in writing) take all necessary  steps to cause the Trust to change to a name not  including  the word
"AssetMark," within a reasonable period of time.

10.  CERTAIN RECORDS.

     The Advisor shall maintain,  and cause any sub-advisors to maintain,  books and records  with  respect to the  Advisor's  and the  sub-advisor's  respective services to the Funds in accordance with good practice,  applicable  federal and state  securities  laws, and such  instructions  as may be provided to it by the
Trust from time to time.

11.  LIMITATION OF LIABILITY OF THE ADVISOR.

     The duties of the Advisor  shall be confined to those  expressly  set forth herein,  and no implied  duties are  assumed by or may be  asserted  against the
Advisor hereunder.  The Advisor shall not be liable for any error of judgment or mistake of law or for any loss arising out of any  investment  or for any act or omission in carrying  out its duties  hereunder,  except a loss  resulting  from willful  misfeasance,  bad faith or gross  negligence in the  performance of its duties,  or by  reason of  reckless  disregard  of its  obligations  and  duties hereunder,  except as may otherwise be provided  under  provisions of applicable state law which  cannot be waived or modified  hereby.  (As used in this Section
11, the term "Advisor" shall include  directors,  officers,  employees and other corporate agents of the Advisor as well as that corporation itself).

12.  PERMISSIBLE INTERESTS.

     Trustees, agents, and shareholders of the Trust are or may be interested in the Advisor (or any successor  thereof) as  directors,  partners,  officers,  or
shareholders,   or  otherwise;   directors,   partners,  officers,  agents,  and
shareholders  of the Advisor are or may be  interested in the Trust as Trustees, officers,  shareholders  or otherwise;  and the Advisor (or any successor) is or may be  interested  in the Trust as a  shareholder  or otherwise  subject to the provisions  of  applicable  law.  All such  interests  shall be fully  disclosed between  the  parties  on an  ongoing  basis and in the  Trust's  Prospectus  as required  by law.  In  addition,  brokerage  transactions  for the  Trust may be effected through affiliates of the Advisor or any sub-advisor if approved by the
Board of Trustees,  subject to the rules and regulations of the U.S.  Securities and Exchange Commission.

13.  DURATION AND TERMINATION.

     This Agreement, unless sooner terminated as provided herein, shall for each
Fund  listed on  Schedule A attached  hereto  remain in effect  from the date of execution  or, if later,  the date  approved  by the  Fund's  shareholders  (the
"Effective Date."), until one year from the Effective Date, and thereafter,  for periods  of one  year so long as such  continuance  thereafter  is  specifically approved at least  annually  (a) by the vote of a majority of those  Trustees of the Trust who are not parties to this  Agreement  or  interested  persons of any such party, cast in person at a meeting called for the purpose of voting on such approval,  and (b) by the  Trustees of the Trust or by vote of a majority of the outstanding  voting  securities  of each Fund;  provided,  however,  that if the shareholders of any Fund fail to approve the Agreement as provided  herein,  the
Advisor  may  continue  to  serve  hereunder  in the  manner  and to the  extent permitted by the 1940 Act and rules and  regulations  thereunder.  The foregoing requirement  that  continuance  of this Agreement be  "specifically  approved at least annually" shall be construed in a manner  consistent with the 1940 Act and the rules and regulations thereunder.

     No amendment to this Agreement shall be effective  unless the terms thereof have been  approved  as required  by the 1940 Act  (currently,  by the vote of a majority of the outstanding  voting  securities of the Fund as prescribed by the
1940 Act (unless shareholder  approval of the amendment would not be required to be consistent  with SEC  interpretations  of Section 15 of the 1940 Act), and by the vote of a  majority  of  Trustees  of the Trust who are not  parties  to the
Agreement or interested  persons of any such party,  cast in person at a meeting called for the purpose of voting on such approval).

     This  Agreement may be  terminated as to any Fund at any time,  without the payment of any penalty by vote of a majority of the  Trustees of the Trust or by vote of a majority of the outstanding  voting securities of the Fund on not less than 30 days nor more  than 60 days  written  notice to the  Advisor,  or by the
Advisor at any time  without  the  payment of any  penalty,  on 90 days  written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment.

     This   Agreement   shall   extend  to  and  bind  the   heirs,   executors,
administrators and successors of the parties hereto.

     As used in this Section 13, the terms "assignment",  "interested  persons", and a "vote of a majority of the outstanding  voting  securities" shall have the respective  meanings  set forth in the 1940 Act and the  rules  and  regulations thereunder,  subject to such exemptions as may be granted by the U.S. Securities and Exchange Commission.

14.  GOVERNING LAW.

     This  Agreement  shall be  governed  by the  internal  laws of the State of
California, without regard to conflict of law principles; provided, however that nothing herein shall be construed as being inconsistent with the 1940 Act.

15.  NOTICE.

     Any notice,  advice or report to be given pursuant to this Agreement  shall be  deemed  sufficient  if  delivered  or  mailed by  registered,  certified  or overnight  mail,  postage  prepaid  addressed by the party giving  notice to the other party at the last address furnished by the other party:

To the Advisor at:         AssetMark Investment Services, Inc.
                           2300 Contra Costa Blvd., Suite 425
                           Pleasant Hill, CA 94523-3967
                           Attn:  Carrie E. Hansen

To the Trust at:           AssetMark Funds
                           c/o AssetMark Investment Services, Inc.
                           2300 Contra Costa Blvd., Suite 425
                           Pleasant Hill, CA 94523-3967
                           Attn:  Carrie E. Hansen

16.  SEVERABILITY.

     If any provision of this Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

17.  ENTIRE AGREEMENT.

     This Agreement embodies the entire agreement and understanding  between the parties hereto, and supersedes all prior agreements and understandings  relating to this Agreement's subject matter. This Agreement may be executed in any number of  counterparts,  each of which  shall be  deemed to be an  original,  but such counterparts shall, together, constitute only one instrument.

     A copy of the  Certificate  of  Trust  of the  Trust  is on file  with  the
Secretary of State of Delaware,  and notice is hereby given that this instrument is  executed  on behalf of the  Trustees  of the Trust as  Trustees,  and is not
binding  upon  any of the  Trustees,  officers,  or  shareholders  of the  Trust individually but binding only upon the assets and property of the Trust.

     No series of the Trust  shall be liable  for the  obligations  of any other series of the Trust.  Without  limiting the  generality  of the  foregoing,  the
Advisor  shall look only to the assets of a particular  Fund for payment of fees for services rendered to that Fund.

     Where  the  effect  of a  requirement  of the  1940  Act  reflected  in any provision  of this  Agreement is altered by a rule,  regulation  or order of the
U.S.  Securities  and  Exchange  Commission,   whether  of  special  or  general
application,  such provision  shall be deemed to incorporate  the effect of such rule, regulation or order.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed as of the day and year first written above.

ASSETMARK INVESTMENT                       ASSETMARK FUNDS
SERVICES, INC.

By: /s/ Carrie E. Hansen                   By: /s/ Carrie E. Hansen

Attest: /s/ Christine Villas-Chernak       Attest: /s/ Christine Villas-Chernak

Title:                                     Title:

                                   Schedule A
                                     to the
                          Investment Advisory Agreement
                                     between
                                 AssetMark Funds
                                       and
                       AssetMark Investment Services, Inc.

Pursuant to Article 4, the Trust shall pay the Advisor compensation at an annual rate as follows:

Fund:                          COMPENSATION (as a percentage     EFFECTIVE DATE:
                               of daily net assets):
Large Cap Value Fund                 0.95%
Large Cap Growth Fund                0.95%
Small/Mid-Cap Value Fund             0.95%
Small/Mid-Cap Growth Fund            1.00%
International Equity Fund            0.95%
Real Estate Securities Fund          0.95%
Tax-Exempt Bond Fund                 0.80%
Core Plus Fixed Income Fund          0.75%